Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS FOURTH QUARTER AND FULL-YEAR FISCAL 2025 RESULTS; PROVIDES FISCAL 2026 OUTLOOK

●	Delivers Record Full Year GAAP and Non-GAAP Earnings Per Diluted Share, Exceeding Guidance
●	Net Sales of $3.18 Billion for Fiscal 2025 Compared to $3.10 Billion Last Year
●	Net Income Per Diluted Share of $4.20 for Fiscal 2025 Compared to $3.75 Last Year and Non-GAAP Net Income Per Diluted Share of $4.42 for Fiscal 2025 Compared to $4.04 Last Year
●	Inventories Decreased 8% Compared to Last Year
●	Ended the Year with Cash and Availability of Over $775 Million

New York, New York – March 13, 2025 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the fourth quarter and full fiscal year ended January 31, 2025.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “Fiscal 2025 was an incredible year, marked by robust top and bottom-line growth. Our world-class teams demonstrated strong execution of our strategic priorities, including bringing four new brands to market and driving outsized growth of our owned brands. We delivered record non-GAAP earnings per diluted share of $4.42, a 9% increase over last year and above our expectations, while also expanding gross margins. These results were achieved despite a very challenging operating environment, and I want to thank our global teams for their unwavering efforts.”

Mr. Goldfarb concluded, “We are confident in the power of our brands and business model. We believe the momentum of our key owned brands DKNY, Donna Karan, Karl Lagerfeld, and Vilebrequin will continue to deliver double-digit sales increases. This growth will help offset the reduced sales of our Calvin Klein and Tommy Hilfiger businesses as we transition out of those licenses. Our strong financial position, together with our proven track record, provides us with ample flexibility to invest in our future. G-III is undergoing an incredible transformation, and we are committed to delivering long-term growth and creating shareholder value.”

Results of Operations

Fourth Quarter Fiscal 2025 Financial Results

Net sales for the fourth quarter ended January 31, 2025 increased 9.8% to $839.5 million compared to $764.8 million in the prior year’s fourth quarter.

Net income for the fourth quarter ended January 31, 2025 was $48.8 million, or $1.07 per diluted share, compared to $28.9 million, or $0.61 per diluted share, in the prior year’s fourth quarter.

Non-GAAP net income per diluted share was $1.27 for the fourth quarter ended January 31, 2025 compared to $0.76 in the same period last year. Non-GAAP net income per diluted share excludes (i) asset impairments of $8.2 million in the fourth quarter compared to $6.5 million in the prior year’s fourth quarter, (ii) in the fourth quarter of fiscal 2025, $1.3 million in one-time severance expenses related to a closed warehouse, (iii) in the fourth quarter of fiscal 2024, incentive compensation expenses of $0.6 million related to the Karl Lagerfeld transaction, (iv) in the fourth quarter of fiscal 2024, non-cash imputed interest expense of $0.2 million related to the note issued to seller (the “Seller Note”) as part of the consideration for the acquisition of Donna Karan International, (v) in the fourth quarter of fiscal 2024, $3.1 million in one-time expenses primarily related to our DKNY business in China and (vi) in the fourth quarter of fiscal 2024, the gain recorded from the reduction of the earnout liability related to our Sonia Rykiel acquisition of $(1.0) million. The aggregate effect of these exclusions was equal to $0.20 per diluted share in the fourth quarter of this year and $0.15 per diluted share in last year’s fourth quarter.

Fiscal 2025

Net sales for the fiscal year ended January 31, 2025 increased 2.7% to $3.18 billion compared to $3.10 billion in the prior year.

Net income for the fiscal year ended January 31, 2025 was $193.6 million, or $4.20 per diluted share, compared to $176.2 million, or $3.75 per diluted share, in the prior year.

Non-GAAP net income per diluted share was $4.42 for the fiscal year ended January 31, 2025 compared to $4.04 in the prior year. Non-GAAP net income per diluted share excludes (i) asset impairments of $8.2 million this year compared to $6.8 million in the prior year, (ii) one-time severance expenses of $1.9 million related to a closed warehouse this year, (iii) a $1.6 million write-off of deferred financing costs related to the redemption of our senior secured notes (the “Notes”) this year, (iv) a $(0.6) million gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own this year, (v) incentive compensation expenses of $6.1 million related to the Karl Lagerfeld transaction in the prior year, (vi) non-cash imputed interest expense of $3.8 million related to the Seller Note in the prior year, (vii) one-time expenses of $3.1 million primarily related to our DKNY business in China in the prior year and (viii) the gain recorded from the reduction of the earnout liability related to our Sonia Rykiel acquisition of $(1.0) million in the prior year. The aggregate effect of these exclusions was equal to $0.22 per diluted share this year and $0.29 per diluted share in the prior year.

Balance Sheet as of Fourth Quarter Fiscal 2025

Inventories decreased 8% to $478.1 million this year compared to $520.4 million last year.

Total debt decreased 99% to $6.2 million this year compared to $417.8 million last year. In August 2024, the Company voluntarily redeemed the entire $400.0 million principal amount of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest. The payment was made with cash on hand and borrowings from the revolving credit facility.

Outlook

The Company today issues its outlook for the fiscal year ending January 31, 2026.

Fiscal 2026

Net sales are expected to be approximately $3.14 billion. This compares to net sales of $3.18 billion for fiscal 2025.

Net income is expected to be between $192.0 million and $197.0 million, or diluted earnings per share between $4.15 and $4.25. This compares to net income of $193.6 million, or $4.20 per diluted share, for fiscal 2025.

Non-GAAP net income for fiscal 2026 is expected to be between $192.0 million and $197.0 million, or diluted earnings per share between $4.15 and $4.25. This compares to non-GAAP net income of $203.6 million, or diluted earnings per share of $4.42 for fiscal 2025.

Adjusted EBITDA for fiscal 2026 is expected to be between $310.0 million and $315.0 million compared to adjusted EBITDA of $325.9 million in fiscal 2025.

Net interest expense is expected to be approximately $9.0 million.

Tax rate for fiscal 2026 is estimated to be 28.5%.

First Quarter Fiscal 2026

Net sales for the first quarter of fiscal 2026 are expected to be approximately $580.0 million. This compares to net sales of $609.7 million in last year’s first quarter.

Net income for the first quarter of fiscal 2026 is expected to be between $2.0 million and $7.0 million, or diluted earnings per share between $0.05 and $0.15. This compares to net income of $5.8 million, or $0.12 per diluted share, in last year’s first quarter.

Non-GAAP Financial Measures

Reconciliations of GAAP net income to non-GAAP net income, GAAP net income per diluted share to non-GAAP net income per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd., a global leader in fashion with expertise in design, sourcing and marketing, owns and licenses a portfolio of over 30 preeminent brands. The Company is differentiated across unique brand propositions, product categories and consumer touch points. G-III owns ten iconic brands including, DKNY, Karl Lagerfeld, Donna Karan and Vilebrequin, and licenses over 20 brands including Calvin Klein, Tommy Hilfiger, Nautica, Halston, Converse, BCBG and National Sports leagues, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger product expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024

	(Unaudited)		(Unaudited)

Net sales	$839,535	$764,782	$3,180,796	$3,098,242
Cost of goods sold	507,907	482,801	1,882,270	1,856,395
Gross profit	331,628	281,981	1,298,526	1,241,847

Selling, general and administrative expenses	244,921	220,747	969,812	924,223
Depreciation and amortization	6,740	8,393	27,444	27,523
Asset impairments	8,195	6,536	8,195	6,758
Operating profit	71,772	46,305	293,075	283,343

Other loss	(2,141)	(1,185)	(4,374)	(3,149)
Interest and financing charges, net	(2,184)	(6,929)	(18,842)	(39,595)
Income before income taxes	67,447	38,191	269,859	240,599

Income tax expense	18,663	10,208	76,566	65,859
Net income	$48,784	$27,983	$193,293	$174,740
Less: Loss attributable to noncontrolling interests	—	(871)	(273)	(1,428)
Net income attributable to G-III Apparel Group, Ltd.	$48,784	$28,854	$193,566	$176,168

Net income attributable to G-III Apparel Group, Ltd. per common share:
Basic	$1.11	$0.63	$4.35	$3.84
Diluted	$1.07	$0.61	$4.20	$3.75

Weighted average shares outstanding:
Basic	43,886	45,727	44,450	45,859
Diluted	45,703	47,021	46,116	47,000

Selected Balance Sheet Data (in thousands):	At January 31,
	2025	2024
	(Unaudited)

Cash and cash equivalents	$181,440	$507,829
Working capital	824,864	1,166,690
Inventories	478,086	520,426
Total assets	2,483,234	2,681,164
Long-term debt	6,159	417,833
Operating lease liabilities	271,525	234,834
Total stockholders' equity	1,679,481	1,550,260

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$48,784	$28,854	$193,566	$176,168

Excluded from non-GAAP:
Asset impairments	8,195	6,536	8,195	6,758
One-time warehouse related severance expenses	1,349	—	1,908	—
Write-off of deferred financing costs	—	—	1,598	—
Gain on forgiveness of liabilities	—	—	(600)	—
Expenses related to Karl Lagerfeld acquisition	—	598	—	6,115
Non-cash imputed interest	—	213	—	3,798
One-time expenses primarily related to our DKNY business in China	—	3,138	—	3,138
Change in fair value of earnout liability	—	(1,041)	—	(1,041)
Income tax impact of non-GAAP adjustments	(542)	(2,524)	(1,030)	(5,137)

Non-GAAP net income attributable to G-III Apparel Group, Ltd., as defined	$57,786	$35,774	$203,637	$189,799

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in both fiscal 2025 and 2024, asset impairments, (ii) in fiscal 2025, one-time severance expenses related to a closed warehouse, (iii) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes, (iv) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (v) in fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction, (vi) in fiscal 2024, non-cash imputed interest expense, (vii) in fiscal 2024, one-time expenses primarily related to our DKNY business in China and (viii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding certain non-GAAP adjustments. For fiscal 2024, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME PER SHARE

	Three Months Ended January 31,		Year Ended January 31,
	2025	2024	2025	2024

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$1.07	$0.61	$4.20	$3.75

Excluded from non-GAAP:
Asset impairments	0.18	0.14	0.18	0.14
One-time warehouse related severance expenses	0.03	—	0.04	—
Write-off of deferred financing costs	—	—	0.03	—
Gain on forgiveness of liabilities	—	—	(0.01)	—
Expenses related to Karl Lagerfeld acquisition	—	0.01	—	0.13
Non-cash imputed interest	—	—	—	0.08
One-time expenses primarily related to our DKNY business in China	—	0.07	—	0.07
Change in fair value of earnout liability	—	(0.02)	—	(0.02)
Income tax impact of non-GAAP adjustments	(0.01)	(0.05)	(0.02)	(0.11)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$1.27	$0.76	$4.42	$4.04

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in both fiscal 2025 and 2024, asset impairments, (ii) in fiscal 2025, one-time severance expenses related to a closed warehouse, (iii) in fiscal 2025, the write-off of deferred financing costs related to the redemption of the Notes, (iv) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (v) in fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction, (vi) in fiscal 2024, non-cash imputed interest expense, (vii) in fiscal 2024, one-time expenses primarily related to our DKNY business in China and (viii) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding certain non-GAAP adjustments. For fiscal 2024, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted
	Year Ended	Actual Year Ended	Actual Year Ended
	January 31, 2026	January 31, 2025	January 31, 2024

	(Unaudited)
Net income attributable to G-III Apparel Group, Ltd.	$192,000 - 197,000	$193,566	$176,168

Asset impairments	—	8,195	6,758
One-time warehouse related severance expenses	—	1,908	—
Gain on forgiveness of liabilities	—	(600)	—
Expenses related to Karl Lagerfeld acquisition	—	—	6,115
One-time expenses primarily related to our DKNY business in China	—	—	3,138
Change in fair value of earnout liability	—	—	(1,041)
Depreciation and amortization	30,000	27,444	27,523
Interest and financing charges, net	9,000	18,842	39,595
Income tax expense	79,000	76,566	65,859

Adjusted EBITDA, as defined	$310,000 - 315,000	$325,921	$324,115

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes in (i) in both fiscal 2025 and 2024, asset impairments, (ii) in fiscal 2025, one-time severance expenses related to a closed warehouse, (iii) in fiscal 2025, the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own, (iv) in fiscal 2024, incentive compensation expenses related to the Karl Lagerfeld transaction, (v) in fiscal 2024, one-time expenses primarily related to our DKNY business in China and (vi) the gain recorded from the reduction of the earnout liability related to our acquisition of Sonia Rykiel in fiscal 2022. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three	Forecasted	Actual
	Months Ended	Months Ended	Year Ended	Year Ended
	April 30, 2025	April 30, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

GAAP net income attributable to G-III Apparel Group, Ltd.	$2,000 - 7,000	$5,802	$192,000 - 197,000	$193,566

Excluded from non-GAAP:
Asset impairments	—	—	—	8,195
One-time warehouse related severance expenses	—	—	—	1,908
Write-off of deferred financing costs	—	—	—	1,598
Gain on forgiveness of liabilities	—	—	—	(600)
Income tax impact of non-GAAP adjustments	—	—	—	(1,030)

Non-GAAP net income (loss) attributable to G-III Apparel Group, Ltd., as defined	$2,000 - 7,000	$5,802	$192,000 - 197,000	$203,637

Non-GAAP net income is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) asset impairments, (ii) one-time severance expenses related to a closed warehouse, (iii) the write-off of deferred financing costs related to the redemption of the Notes and (iv) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding certain non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Three	Actual Three	Forecasted	Actual
	Months Ended	Months Ended	Year Ended	Year Ended
	April 30, 2025	April 30, 2024	January 31, 2026	January 31, 2025

	(Unaudited)

GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share	$0.05 - 0.15	$0.12	$4.15 - 4.25	$4.20

Excluded from non-GAAP:
Asset impairments	—	—	—	0.18
One-time warehouse related severance expenses	—	—	—	0.04
Write-off of deferred financing costs	—	—	—	0.03
Gain on forgiveness of liabilities	—	—	—	(0.01)
Income tax impact of non-GAAP adjustments	—	—	—	(0.02)

Non-GAAP diluted net income attributable to G-III Apparel Group, Ltd. per common share, as defined	$0.05 - 0.15	$0.12	$4.15 - 4.25	$4.42

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes in fiscal 2025, (i) asset impairments, (ii) one-time severance expenses related to a closed warehouse, (iii) the write-off of deferred financing costs related to the redemption of the Notes and (iv) the gain on the forgiveness of certain liabilities related to the acquisition of the minority interest of our DKNY business in China that we did not already own. For fiscal 2025, the income tax impact of non-GAAP adjustments is calculated using an effective tax rate derived from our results of operations excluding certain non-GAAP adjustments. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

SVP of Investor Relations and Treasurer

(646) 473-5228